SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2013

ABIOMED, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09585	04-2743260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

(978) 646-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Centers for Medicare and Medicaid Services (CMS) is currently transitioning from ICD-9 to ICD-10 codes, scheduled for implementation on October 1, 2014. On September 18, 2013, an “ICD-9-CM Coordination and Maintenance Committee” meeting was held by CMS to discuss the coordination and maintenance of International Classification of Diseases (ICD-9 and ICD-10) codes that are used in all hospital procedures.

1.	CMS intent for ICD-10 is to be more descriptive, not to change DRG mapping or payment: Based upon initial discussions with CMS, the proposed code changes are one element of the CMS process for the transition to ICD-10, which is designed to increase the specificity and accuracy of coding language (and is not unique to Impella®). Furthermore, CMS has communicated that the transition to ICD-10 codes is not intended to result in DRG mapping changes or payment. Standard procedure for DRG assignment involves extensive analysis of cost data, not a change in description.

2.	New ICD-10 code descriptions are a proposal by CMS. The code descriptions are subject to an open comment period through November 15, 2013. If approved, the proposed ICD-10 code descriptions would become effective on October 1, 2014.

3.	ICD-9/ICD-10 Code Mapping to DRGs: Current reimbursement levels for Impella are based upon multiple ICD-9 codes, including procedure and diagnosis codes describing the clinical scenario and therapeutic use of the medical device. These combined codes most frequently result in assignment to Diagnosis Related Groups (DRGs) 216, 217, and 218 for Impella products.

The proposed ICD-10 codes may also result in assignment to DRGs 228, 229, or 230, along with current DRGs. DRG 228, “Other Cardiothoracic Procedures with Major Co-Morbidities and Complexities,” most closely aligns with typical Impella patient profiles and has average payment within the current range of Impella reimbursement.

We also note that Impella has been proven as cost-effective in several peer-reviewed publications, both on an incremental cost effectiveness ratio basis as well as in a budget impact model, and that other hemodynamic support devices, including Extracorporeal Membrane Oxygenation (ECMO), extracorporeal ventricular assist devices, and implantable left ventricular assist devices, all currently are reimbursed at higher DRG levels.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Forward looking statements

The information contained in this Item 7.01 contains forward-looking statements, including statements regarding anticipated regulatory actions and their impact on our products, commercial growth, and future opportunities. Our actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in our filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K and our most recently filed quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this current report. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this current report or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen Vice President and Chief Financial Officer

Date: September 23, 2013

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